UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 (Rule 14a-101)

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SAFEGUARD SCIENTIFICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee: (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with written preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT DATED AUGUST 19, 2004 TO
PROXY STATEMENT DATED JULY 15, 2004
GENERAL INFORMATION
VOTING AND REVOCABILITY OF PROXIES
RECENT DEVELOPMENTS

SAFEGUARD SCIENTIFICS, INC.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania 19087

Special Meeting of Shareholders

SUPPLEMENT DATED AUGUST 19, 2004 TO

PROXY STATEMENT DATED JULY 15, 2004

GENERAL INFORMATION

     This supplement is being mailed to the shareholders of Safeguard Scientifics, Inc. (“Safeguard” or the “Company”) who are eligible to vote at the special meeting of the Company’s shareholders being held for the purposes set forth in the notice of special meeting of shareholders and accompanying proxy statement, which were first mailed to shareholders of the Company on July 15, 2004. All holders of record of the Company’s common stock at the close of business on July 6, 2004 are entitled to vote at the special meeting or any adjournment or postponement thereof. This supplement and accompanying proxy card are being mailed to our shareholders beginning August 20, 2004.

     Please contact Deirdre Blackburn, Corporate Secretary with any questions.

Adjournment of Special Meeting

     In order to permit our shareholders sufficient time to review this supplement before submitting the proposals, including the CompuCom Merger Proposal, described in the Company’s July 15, 2004 proxy statement to a vote of the shareholders, the Company convened the special meeting on August 19, 2004 as originally scheduled and adjourned the meeting until Thursday, September 9, 2004 without a vote on any proposal. The CompuCom Merger Proposal will be submitted to a vote of Safeguard’s shareholders at the adjourned meeting on September 9, 2004. Shareholders may vote on the special meeting proposals until the date and time of the adjourned meeting on September 9, 2004.

     NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY FOR USE AT THE SPECIAL MEETING AND WHO DOES NOT WISH TO REVOKE THAT PROXY OR CHANGE HIS VOTE.

     SHAREHOLDERS WHO HAVE ALREADY VOTED ON THE PROPOSALS AND WHO WISH TO CHANGE THEIR VOTE ON ANY PROPOSAL SHOULD FOLLOW THE PROCEDURES DESCRIBED BELOW UNDER “VOTING AND REVOCABILITY OF PROXIES.”

     The special meeting was initially convened on Thursday, August 19, 2004, at 10:00 a.m., local time at CompuCom Systems, Inc.’s headquarters at 7171 Forest Lane, Dallas, Texas 75230 and, in accordance with the planned adjournment, will be subsequently reconvened on Thursday, September 9, 2004 at 1:00 p.m., local time, at CompuCom’s headquarters at 7171 Forest Lane, Dallas, Texas 75230. References in this supplement to the special meeting are to the adjourned meeting.

Special Meeting Proposals

     As discussed in more detail in the Company’s July 15, 2004 proxy statement, the special meeting has been called for shareholders to consider and vote upon the following matters:

     1. A proposal (the “CompuCom Merger Proposal”) to approve and adopt a plan of asset transfer consisting of the Principal Stockholder Agreement, dated as of May 27, 2004, among us, CHR Holding Corporation and CHR Merger Corporation and the Agreement and Plan of Merger, dated as of May 27, 2004, among CompuCom Systems, Inc., CHR Holding Corporation and CHR Merger Corporation, which plan of asset transfer provides that we will (i) vote the CompuCom equity securities that we own in favor of approval of the CompuCom merger and adoption of the merger agreement and (ii) comply with the other terms and conditions of the Principal Stockholder Agreement for which approval of our shareholders is required under the Pennsylvania Business Corporation Law, as amended.

     2. Such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

Shareholders are urged to read this supplement carefully together with the Company’s July 15, 2004 proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the proxy statement. Capitalized terms used but not defined in this supplement have the meanings set forth in the proxy statement.

VOTING AND REVOCABILITY OF PROXIES

     Only holders of record of our common stock at the close of business on July 6, 2004, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On that date there were approximately 1,764 holders of record of our common stock and 119,736,800 shares of our common stock outstanding.

     A proxy card for use at the special meeting is enclosed. The execution of a proxy will not affect a shareholder’s right to attend and vote in person at the special meeting.

     NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY FOR USE AT THE SPECIAL MEETING AND WHO DOES NOT WISH TO REVOKE THAT PROXY OR CHANGE HIS VOTE.

     A shareholder giving the proxy may revoke it at any time prior to the vote being taken at the special meeting by:

•	delivering to our corporate secretary, Deirdre Blackburn, at our corporate offices at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087, Attention: Corporate Secretary, on or before the business day prior to the special meeting, a written revocation of the proxy or a later dated, signed proxy card;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting;

•	re-voting by telephone or via the internet;

•	attending the special meeting and voting in person; or

•	if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

     Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

     Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in the proxy statement and this supplement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

RECENT DEVELOPMENTS

Litigation Regarding the Merger

     As set forth in the Company’s July 15, 2004 proxy statement, on May 28, 2004, June 1, 2004 and June 10, 2004, three substantially similar complaints were filed in the Chancery Court of the State of Delaware by purported stockholders of CompuCom allegedly on behalf of a class of holders of CompuCom’s common stock. By order dated July 22, 2004, these three actions were consolidated for all purposes. On July 27, 2004, plaintiffs filed an amended class action complaint under the caption of one of the three actions (Central Laborers’ Pension Fund v. CompuCom Systems, Inc., et. al., C.A. No. 499-N) (the “Amended Complaint”) that names as defendants CompuCom, its directors, and Safeguard. The Amended Complaint alleges that CompuCom, its directors, and Safeguard breached fiduciary duties in connection with the CompuCom merger agreement described in the proxy statement and aided and abetted one another in the course of committing the alleged breach. Among other things, the Amended Complaint alleges that the defendants failed to obtain the best transaction reasonably available and diverted merger consideration from CompuCom’s minority stockholders to Safeguard and CompuCom’s directors and certain of its officers. It is also alleged that CompuCom failed to disclose, or only partially disclosed, certain matters in CompuCom’s proxy statement dated July 15, 2004 which was distributed to CompuCom’s stockholders in connection with the special meeting of CompuCom’s stockholders called to consider and vote on the CompuCom merger.

     The Amended Complaint seeks (i) an injunction against the proposed transaction, (ii) an order invalidating the proposed transaction in the event it is consummated, (iii) an order directing CompuCom’s directors to obtain a transaction that is in the best interests of all of its stockholders and to disclose all material information to its stockholders in connection with any transaction; and (iv) the imposition of a constructive trust, in favor of plaintiffs, upon any benefits improperly received by defendants.

     On July 27, 2004, plaintiffs filed a motion for expedited proceedings and discovery in connection with the injunctive relief sought and requested that a preliminary injunction hearing be held before August 19, 2004, the date of the special meetings of the shareholders of Safeguard and the stockholders of CompuCom. Defendants filed their opposition to the motion on July 28, 2004. On July 29, 2004, the Court denied the plaintiffs’ motion.

Postponement of CompuCom Special Meeting

     The Company and CompuCom believe that all of plaintiffs’ claims are without merit, including their claims that the July 15, 2004 CompuCom proxy statement as originally distributed fails to disclose or only partially discloses certain purportedly material information. The Company and CompuCom believe that the information plaintiffs allege CompuCom should have disclosed (i) is not required to be disclosed under the federal securities laws or under state law and (ii) is not material as a matter of law or in the context of the matters to be considered in connection with the CompuCom special meeting. Nevertheless, to avoid any argument that the CompuCom proxy statement should have included factual information on the issues identified by plaintiffs, CompuCom has determined to provide information supplemental to the disclosure set forth in its proxy statement by means of a proxy supplement to its stockholders dated August 19, 2004. The CompuCom proxy supplement contains certain information regarding the background of the CompuCom merger, projected financial information included in the CompuCom proxy statement and background facts concerning certain members of the special committee of CompuCom’s board of directors.

     In order to afford its stockholders sufficient time to review such supplemental disclosures before submitting the proposals in the CompuCom proxy statement to a vote of its stockholders, CompuCom has informed the Company that it intends to convene the CompuCom special meeting on August 19, 2004 as originally scheduled and adjourn the meeting until September 9, 2004 without a vote on any proposal. Safeguard has agreed to vote its shares of CompuCom common stock and preferred stock in favor of adjourning the CompuCom special meeting until

September 9, 2004.

     Accordingly, the Company has determined (i) to adjourn the Safeguard special meeting until September 9, 2004, the same day as the adjourned CompuCom special meeting, and (ii) to provide the following supplemental information to our shareholders:

Background of the Transaction

     The proxy statement is supplemented to add the following disclosure concerning the “COMPUCOM MERGER PROPOSAL — Background of the Transaction”:

•	Safeguard understands that Platinum Equity, LLC (“Platinum”) never discussed with CompuCom the synergies, if any, which Platinum expected to realize from the merger.

•	Safeguard understands that CompuCom ultimately elected not to pursue the repurchase of the shares of its stock owned by Safeguard due to several factors, including an inability to agree upon mutually acceptable terms of such a repurchase with Safeguard, difficulties in obtaining the requisite financing for such a repurchase on acceptable terms, the effects of such indebtedness and cash expenditure on CompuCom’s ongoing liquidity and the fact that the resulting leverage and increased balance sheet risk would limit CompuCom’s ability to obtain the required capital to make the acquisitions considered necessary to implement CompuCom’s growth strategy.

•	Safeguard understands that with respect to the efforts of CompuCom and Broadview to identify other possible purchasers in the weeks preceding the signing of the merger agreement, five potential purchasers who had previously expressed an interest in a possible transaction with CompuCom were contacted again. Safeguard understands that one such potential purchaser failed to respond and the remainder of these entities responded that they were either not interested in a possible transaction or indicated potential interest in a transaction that would not provide value to CompuCom’s stockholders comparable to the Platinum proposal.

Opinion of Safeguard’s Financial Advisor — Robert W. Baird & Co. Incorporated

     The proxy statement is supplemented to add the following disclosure concerning the “COMPUCOM MERGER PROPOSAL — the Opinion of Safeguard’s Financial Advisor — Robert W. Baird & Co. Incorporated”:

     Although CompuCom provided Baird with the same internal financial projections through December 31, 2004 that were prepared and provided by CompuCom to its advisors and Platinum, any other projections Baird used were neither prepared by, nor provided to, CompuCom or its advisors. In particular, projections of the unlevered free cash flows of CompuCom from 2005 through 2008, which Baird utilized in connection with a discounted cash flow analysis it performed, were reviewed by senior management of Safeguard and, in the view of such senior management, were reasonably prepared on bases reflecting the best available estimates and good faith judgment of such senior management as to future performance of CompuCom for the periods indicated in such projections.

Background Facts Concerning Certain Members of the Special Committee of CompuCom’s Board

     CompuCom has informed Safeguard that it is including in its proxy supplement background facts concerning certain members of the special committee of its board of directors as set forth below:

•	Michael J. Emmi, who joined the special committee on February 18, 2004, was a director of Safeguard from September 26, 1998 to May 22, 2002. As a director of Safeguard, he received certain publicly disclosed annual cash payments and options to purchase shares of Safeguard common stock.

•	John D. Loewenberg, who joined the special committee on February 18, 2004, served, at the request of the founder and controlling stockholder of Diamond Technology Partners Incorporated (“DTP”), as a director of DTP and its successor by merger in 2000, DiamondCluster International, Inc. (“DCI”), from late 1996 through early 2003. Safeguard held a significant non-controlling interest in DTP prior to the initial public offering of DTP in 1997, and divested its DTP holdings entirely in 1999. As compensation for serving as a director of DTP (and subsequently DCI), Mr. Loewenberg received an annual grant of options to purchase 10,000 DTP/DCI shares with an exercise price equal to the fair market value at the date of grant. He also received and exercised the right to purchase up to 6,000 shares of DTP common stock at the offering price in DTP’s 1997 initial public offering.

•	Mr. Loewenberg has served as a director of DocuCorp International, Inc. (“DocuCorp”) since May 1997. Safeguard held a significant non-controlling interest in DocuCorp from 1997 until June 2003, at which time it sold its remaining holdings of DocuCorp common stock. As compensation for serving as a director, Mr. Loewenberg has received, during his seven year tenure on the DocuCorp board, options to purchase an aggregate of 82,500 shares of DocuCorp, each with an exercise price equal to the fair market value at the date of grant. Mr. Loewenberg has not exercised any of these options. For his service as a director in 2002 and 2003, Mr. Loewenberg received $2,500 per year plus either $10,000 or its equivalent in DocuCorp stock. He elected stock and received 2,206 shares as a result. He expects to receive that same compensation again in 2004 and has elected to receive stock. Mr. Loewenberg also purchased 5,000 shares in DocuCorp’s initial public offering in April 1998 at the offering price of $5.00 per share. Mr. Loewenberg served, on the recommendation of Warren Musser (then the Chief Executive Officer of Safeguard), as the acting Chief Executive Officer of FormMaker Software, Inc. (“FormMaker”) for seven months prior to its merger with Image Sciences, Inc. (“ISI”) to become DocuCorp in 1997. As compensation for serving as acting Chief Executive Officer of FormMaker, Mr. Loewenberg received options to purchase shares of FormMaker that, upon the merger of FormMaker and ISI into DocuCorp, were converted into options to purchase shares of DocuCorp. As a result of these transactions, Mr. Loewenberg currently owns 30,359 shares of DocuCorp.

•	Mr. Loewenberg served, on the recommendation of Warren Musser, on the board of directors of Sanchez Computer Associates (“Sanchez”) from November 1996 until his resignation in early 2003. Safeguard held a significant non-controlling interest in Sanchez from 1996 until April 2004, when Sanchez was acquired by Fidelity National Financial, Inc. (“FNF”). As compensation for serving as a director of Sanchez, Mr. Loewenberg received annually options to purchase 10,000 shares of Sanchez with an exercise price equal to the fair market value at the date of grant. He also received, in 2002, 2,906 shares in lieu of cash compensation, and, in 2003, a cash payment of $10,000. He also purchased shares of Sanchez through a rights offering made to Safeguard shareholders in November 1996. At the time of the acquisition of Sanchez by FNF in April 2004, Mr. Loewenberg owned 27,806 shares of Sanchez, all of which were exchanged for FNF common stock.

•	As compensation for serving as an advisor to Safeguard, Mr. Loewenberg received an option in 1996 to purchase 15,000 shares of common stock of Safeguard at an exercise price of $13.2917 per share. Mr. Loewenberg exercised 7,500 of these options in April 1999, and the remainder remain unexercised and will expire by their terms in October 2004.

•	Anthony J. Paoni served as an outside director of Arista Knowledge Systems, Inc. (“Arista”) from early 1998 until Arista was sold to DigitalThink, Inc. (“DigitalThink”) in July 2000. Safeguard held a 45% ownership interest in Arista at the time of its sale to DigitalThink. As compensation for serving as a director of Arista, Mr. Paoni received options to purchase shares of Arista common stock, with an exercise price equal to the fair market value at the date of grant. None of these options were exercised. Mr. Paoni currently holds options to purchase 1,177 shares of DigitalThink.

•	Mr. Paoni served, at the request of the founder and controlling stockholder of DTP, as a Fellow of DTP (and later DCI) from 1996 until 2001. The Fellows are various individuals who are available to consult with DTP’s clients when their expertise is needed. As compensation for serving as a Fellow, Mr. Paoni received, prior to DTP’s 1997 initial public offering, options to purchase 10,000 shares of DTP. Mr. Paoni became a client relations partner and Vice Chairman of DCI in April 2001, after Safeguard had divested its DCI holdings in 1999. The Vice Chairmanship position does not include serving on the board of directors or any other governance role.

•	Edward N. Patrone, Richard F. Ford, Michael J. Emmi, John D. Loewenberg, and Anthony J. Paoni, all of whom are currently members of the special committee of CompuCom’s board, from time to time between May 1993 and April 2000, each purchased, or were given the opportunity to purchase, shares in the initial public offerings of several or most of the following companies in which Safeguard held a significant equity interest: Artemis International Solutions Corporation (f/k/a Opus360 Corporation), Cambridge Technology Partners (Massachusetts), Inc., Coherent Communications Systems Corporation, ChromaVision Medical Systems, Inc., DocuCorp, DTP, eMerge Interactive, Inc., Internet Capital Group, Inc., OAO Technology Solutions, Inc., Pac-West Telecomm, Inc., Sanchez, and USDATA Corporation.

     OUR BOARD OF DIRECTORS CONTINUES TO RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PLAN OF ASSET TRANSFER THAT IS THE SUBJECT OF THE COMPUCOM MERGER PROPOSAL.

By Order of the Board of Directors

Deirdre Blackburn
Corporate Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS DOCUMENT OR DETERMINED IF THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SAFEGUARD SCIENTIFICS, INC.

No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible. Please complete, sign and date this proxy card, and indicate how you wish to vote, on the back of this card and return it in the enclosed prepaid envelope.

When you sign and return this proxy card, you

•	appoint Anthony L. Craig and Christopher J. Davis, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the special meeting originally convened on August 19, 2004, and adjourned until September 9, 2004, and at any postponements or further adjournments of that meeting,

•	authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF ASSET TRANSFER THAT IS THE SUBJECT OF THE COMPUCOM MERGER PROPOSAL AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE. ▲

You can now access your Safeguard Scientifics, Inc. account online.

Access your Safeguard Scientifics, Inc. shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Safeguard Scientifics, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Establish/change your PIN
•	View book-entry information

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the proposal.		FOR	AGAINST	ABSTAIN
1.	To approve and adopt a plan of asset transfer consisting of the Principal Stockholder Agreement, dated as of May 27, 2004, among Safeguard Scientifics, Inc., CHR Holding Corporation and CHR Merger Corporation and the Agreement and Plan of Merger, dated as of May 27, 2004, among CompuCom Systems, Inc., CHR Holding Corporation and CHR Merger Corporation, which plan of asset transfer provides that Safeguard will (i) vote the CompuCom equity securities that it owns in favor of approval of the CompuCom merger and adoption of the merger agreement and (ii) comply with the other terms and conditions of the Principal Stockholder Agreement for which approval of Safeguard’s shareholders is required under the Pennsylvania Business Corporation Law, as amended.	☐	☐	☐

WILL ATTEND
If you plan to attend the Special Meeting, please mark the WILL ATTEND box	☐	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature(s) of Shareholder(s)	Date

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

▲ FOLD AND DETACH HERE. ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.eproxy.com/sfe		1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or telephone,
you do NOT need to mail back your proxy card.

If you are located outside of the United States, the delivery of your Proxy
MUST be via the INTERNET or MAIL.